Exhibit 10 (0)

AMENDMENT NO. 2

TO THE

TRUST AGREEMENT FOR

CARPENTER TECHNOLOGY CORPORATION

NON-QUALIFIED BENEFITS TRUST FOR DIRECTORS

Pursuant to the power reserved to it in Section 8.01 of the Trust Agreement for Carpenter Technology Corporation Non-Qualified Benefits Trust for Directors (the “Directors Trust Agreement”), Carpenter Technology Corporation hereby amends the Trust Agreement, effective January 23, 2003, as follows:

1.	Section 6.04(b) is hereby amended in its entirety to read as follows:

“(b) The Trustee shall incur no liability to any person in discharging its duties hereunder for any action taken or omitted in good faith in conformity with the terms of this Trust Agreement, or for the acts or omissions of persons hired pursuant to Section 2.06(a), provided that the Trustee selects and supervises such persons with reasonable care. Each direction, notice, request or approval provided (whether or not certified to the Trustee in writing) by the Company, the Pension Board, or the Committee, shall constitute a certification by the Company to the Trustee that such direction is in conformity with the terms of the Plan and applicable law. Under no circumstances shall the Trustee incur liability to any person for any indirect, consequential or special damages (including, without limitation, lost profits) of any form, whether or not foreseeable and regardless of the form of the action in which such a claim may be brought, with respect to the Trust or its role as Trustee, except as otherwise required by ERISA or New York State law.”

To record the adoption of this Amendment No. 2 to the Directors Trust Agreement, Carpenter Technology Corporation has caused its corporate name and seal to be hereunto affixed this 10th day of January, 2003.

[CORPORATE SEAL]		CARPENTER TECHNOLOGY CORPORATION

Attest:	/s/ David A. Christiansen	By:	/s/ Jaime Vasquez

To record the consent of the Trustee to this Amendment No. 2 to the Directors Trust Agreement, JP Morgan Chase Bank has caused its corporate name and seal to be hereunto affixed this 15 day of January, 2003.

[CORPORATE SEAL]		JP MORGAN CHASE BANK

Attest:	ILLEGIBLE	By:	/s/ Peter. J. Coghill

JP Morgan Chase Bank

Office of the Secretary

270 Park Avenue, 35th floor

New York, NY 10017-2070

I, Jean E. Rugani, an Assistant Corporate Secretary of JP Morgan Chase Bank (formerly known as The Case Manhattan Bank), hereby certify that the following is a true and correct copy of resolutions adopted at a meeting of the Board of Directors of Chemical Bank, now known as JP Morgan Chase Bank (the “Bank”), a New York state chartered bank, on the 19th day of March 1996, which meeting was properly called and held and at which a quorum was present and voted in favor of said resolutions. I further certify that the said resolutions, at the date hereof, are still in full force and effect.

RESOLVED that loan agreements, contracts, indentures, mortgages, deeds, releases, conveyances, assignments, transfers, certificates, certifications, declarations, leases, discharges, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, guarantees, proxies, requisitions, demands, proofs of debt, claims, records, notes signifying indebtedness of this Bank, and any other contracts, instruments or documents in connection with the conduct of the business of this Bank, whether or not specified in the foregoing resolutions may be signed, executed, acknowledged, verified, delivered or accepted on behalf of this Bank by the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman of the Board, a Vice Chairman, any member of the Executive Committee, any Executive Vice President, the Chief Financial Officer, the Chief Credit Officer, the Secretary, any Senior Vice President, any Vice President, any Managing Director or any other officer who the Secretary or any Assistant Corporate Secretary certifies as having a functional title or official status which is equivalent to any of the foregoing, and the seal of this Bank may be affixed to any thereof and attested by the Secretary, any Assistant Corporate Secretary, any Vice President or any Assistant Secretary;

RESOLVED that powers of attorney may be executed on behalf of this Bank by the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman of the Board, a Vice Chairman, any member of the Executive Committee, any Executive Vice President, the Chief Financial Officer, the Chief Credit Officer, the Secretary, any Senior Vice President, and by any Managing Director having a rank equivalent to Senior Vice President.

I further certify that Peter J. Coghill is a Vice President of the JP Morgan Chase Bank and is empowered to act in conformity with the above resolutions.

WITNESS my hand and the seal of JP Morgan Chase Bank as of this16th day of April 2002.

/s/ Jean E. Rugani
Jean E. Rugani

AMENDMENT NO. 1

TO THE

TRUST AGREEMENT FOR

CARPENTER TECHNOLOGY CORPORATION

NON-QUALIFIED BENEFITS TRUST FOR DIRECTORS

Pursuant to the power reserved to it in Section 8.01 of the Trust Agreement for Carpenter Technology Corporation Non-Qualified Benefits Trust for Directors (the “Trust Agreement”), Carpenter Technology Corporation hereby amends the Trust Agreement, effective October 28, 2002, as follows:

1.	Section 3.01 is hereby amended in its entirety to read as follows:

“Section 3.01 Definition of Change in Control. For purposes of this Trust, a “Change in Control” of the Company shall be deemed to have occurred if:

(a) The acquisition by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)] (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of Carpenter Technology Corporation (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of Carpenter Technology Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 3.01, the following acquisitions shall not constitute a Change in Control of the Corporation: (i) any acquisition directly from Carpenter Technology Corporation, (ii) any acquisition by Carpenter Technology Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Carpenter Technology Corporation or any affiliated company or (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 3.01(c)(1), 3.01(c)(2) and 3.01 (c)(3);

(b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Carpenter Technology Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of Carpenter Technology Corporation or the acquisition of the assets or stock of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns Carpenter Technology Corporation or all or substantially all of Carpenter Technology Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Carpenter Technology Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.”

2.	Section 4.01 (b) is hereby amended in its entirety to read as follows:

“(b) Upon the occurrence of a Potential Change in Control, the Company, if it so chooses, will deliver to the Trustee cash and/or marketable securities having a fair market value in an amount equal to (1) a reasonable allowance, as determined by the Trustee, for expenses expected to be necessary to administer the Trust until its exhaustion (including Trustee compensation and any amounts the Trustee is expected to pay pursuant to Section 6.02) and (2) the sum of the amounts, determined by an actuary selected by the Company, which will be sufficient to fund fully the Company’s and its Affiliates’ obligations to pay to the Participants the full amount of all Benefits to which they may become entitled pursuant to the Plans. The actuarial basis employed by such actuary shall include the following assumptions: no interest will be earned on plan assets; Directors’ fees will increase at the rate of 10% per annum; there will be no change in the plan; any dollar limitations imposed on the underlying qualified plans will remain constant; and, a Director will be assumed to terminate at such time as to maximize his benefits under the Plans but not later than age 70. Any such contribution shall be identified to the Trustee, by the Company, as a Section 4.01(b) contribution.”

3.	Section 4.01 (e) is hereby amended in its entirety to read as follows:

“(e) In the event that the Trust is overfunded, any amount of such assets constituting the overfunding shall or, following notice to the Trustee that a Change in Control or Potential Change in Control has occurred, may:

(1) first, be transferred to the Carpenter Technology Corporation Non-Qualified Employee Benefits Trust (“the Employees’ Trust”) until the Employees’ Trust becomes overfunded; and

(2) second, only if the Trustee has not received notice that a Change in Control or a Potential Change in Control has occurred, be returned to the Company.”

4.	Section 5.02(b) is hereby amended in its entirety to read as follows:

“(b) If at any time the Committee or, if Section 5.01(b) applies, the Trustee determines that the amount allocated to the Account of any Participant exceeds the amount reasonably expected to be necessary to provide the Benefits payable in respect of such Participant from such Account, such excess may be reallocated to the Accounts of other Participants or held as part of the unallocated Fund, as determined by the Company or Trustee. If at any time prior to a Change in Control the Committee determines that the Benefits in respect of all Participants have been paid in full, the Committee shall so notify the Trustee in writing.”

5.	Global update of the name for the former Chase Manhattan Bank and Trustee:

All references in the Trust Agreement to The Chase Manhattan Bank are hereby changed to JP Morgan Chase Bank and all references to the Trustee are hereby changed to, and shall be construed as meaning and pertaining to JP Morgan Chase Bank and read accordingly.

To record the adoption of this Amendment No. 1 to the Trust Agreement, Carpenter Technology Corporation has caused its corporate name and seal to be hereunto affixed this 31st day of December, 2002.

[CORPORATE SEAL]		CARPENTER TECHNOLOGY CORPORATION

Attest:	/s/ David A. Christiansen	By:	/s/ Jaime Vasquez

To record the consent of the Trustee to this Amendment No. 1 to the Trust Agreement, the Chase Manhattan Bank has caused its corporate name and seal to be hereunto affixed this 6 day of January, 2003.

[CORPORATE SEAL]		THE CHASE MANHATTAN BANK

Attest:	ILLEGIBLE	By:	/s/ Peter. J. Coghill